Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.4 to Form S-1 of ATAI Life Sciences B.V of our report dated March 9, 2021 relating to the financial statements of COMPASS Pathways plc, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

June 11, 2021